UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 16, 2009

Yadkin Valley Financial Corporation

(Exact Name of Registrant As Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993
(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621
(Address of Principal Executive Offices)	(Zip Code)

(336) 526- 6312

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modification of the Rights of Security Holders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2009, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (the “EESA”), Yadkin Valley Financial Corporation (the “Company” or the “Registrant”) entered into a Letter Agreement (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury dated January 16, 2009 pursuant to which the Company issued and sold to Treasury (i) 36,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series T, having a liquidation preference of $1,000 per share (the “Series T Preferred Stock”), and (ii) a ten-year warrant to purchase up to 385,990 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), at an initial exercise price of $13.99 per share (the “Warrant”), for an aggregate purchase price of $36,000,000 in cash.

Cumulative dividends on the Series T Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as, and when declared by the Company’s Board of Directors. The Series T Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series T Preferred Stock generally is non-voting.

The Company may redeem the Series T Preferred Stock at par after February 15, 2012. Prior to this date, the Company may redeem the Series T Preferred Stock at par if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) in excess of approximately $9 million, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings. Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System.

The Purchase Agreement defines a “Qualified Equity Offering” to mean the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary after the closing, of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company’s federal banking agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

Prior to January 16, 2011, unless we have redeemed the Series T Preferred Stock or the Treasury Department has transferred the Series T Preferred Stock to a third party, the consent of the Treasury Department will be required for us to (1) declare or pay any dividend or make any distribution on our common stock (other than regular quarterly cash dividends of not more than $0.13 per share of common stock) or (2) redeem, purchase or acquire any shares of our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

The Series T Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series T Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series T

Preferred Stock, may be issued. The Company has agreed to register the resale of the Series T Preferred Stock and the Depositary Shares, if any, and the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant (the “Warrant Shares”), as soon as practicable after the date of the issuance of the Series T Preferred Stock and the Warrant. Neither the Series T Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $36,000,000 from one or more Qualified Equity Offerings and (ii) December 31, 2009.

The Warrant is immediately exercisable.  In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $36,000,000, the number of the shares of Common Stock underlying the portion of the Warrant then held by Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series T Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA. Additionally, each of Messrs. John M. Brubaker, Joe K. Johnson, Edwin E. Laws, William A. Long, John W. Mallard, Jr., Edward L. Marxen, Steven S. Robinson, and Joseph H. Towell (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program; and (ii) entered into a letter agreement (the “Letter Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, to comply with Section 111(b) of the EESA.

Copies of the Purchase Agreement, the Warrant, the Certificate of Designations with respect to the Series T Preferred Stock, the form of Waiver executed by the Senior Executive Officers, and the form of Letter Agreement are included as exhibits to this Report on Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 16, 2009, the Company filed with the Secretary of State of the State of North Carolina Articles of Amendment to the Company’s Restated Articles of Incorporation establishing the terms of the Series T Preferred Stock. A copy of the Articles of Amendment to the Company’s Restated Articles of Incorporation is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

3.1    Articles of Amendment to the Company’s Restated Articles of Incorporation establishing the terms of the Series T Preferred Stock

4.1    Warrant to Purchase up to 385,990 shares of Common Stock.

4.2    Form of Series T Preferred Stock Certificate

10.1    Letter Agreement, dated January 16, 2009, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2    Form of Waiver, executed by each of Messrs. John M. Brubaker, Joe K. Johnson, Edwin E. Laws, William A. Long, John W. Mallard, Jr., Edward L. Marxen, Steven S. Robinson, and Joseph H. Towell.

10.3    Form of Letter Agreement, executed by each of Messrs. John M. Brubaker, Joe K. Johnson, Edwin E. Laws, William A. Long, John W. Mallard, Jr., Edward L. Marxen, Steven S. Robinson, and Joseph H. Towell with the Company.

99.1    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

Dated: January 19, 2009	By:	/s/ EDWIN E. LAWS
		Name:	Edwin E. Laws
		Title:	Chief Financial Officer